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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 3 to Form S-1 on Form S-3 No. 333-35663) for the registration of 1,500,000 shares of common stock of NetMed, Inc. and in the related Prospectus of our report dated January 29, 1999, except as to Note 14 as to which the date is March 26, 1999, with respect to the consolidated financial statements of NetMed, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                        Ernst & Young LLP

Columbus, Ohio
March 30, 1999